FORETHOUGHT LIFE INSURANCE COMPANY

POWER OF ATTORNEY

I, the undersigned, hereby severally constitute and appoint Samuel Ramos, Sarah M. Patterson, Erin Schwerzmann and Elizabeth Constant, individually, and each of them singly, my true lawful attorneys, with full power to them and each of them to sign for me, and in my name and in any and all capacities, any and all amendments to the Registration Statements filed on Form N-4, with respect to the Forethought Life Insurance Company Separate Account A (811-22726) supporting variable annuity contracts issued by Forethought Life Insurance Company under file numbers:

333-182946 — ForeRetirement Variable Annuity

333-182946 — Huntington ForeRetirement Variable Annuity

333-193535 — ForeRetirement II Variable Annuity

333-205718 — Forelnvestors Choice Variable Annuity

333-206448 — Forelnvestors Choice Variable Annuity - I Share

and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and with any other regulatory agency or state authority that may so require, granting unto said attorneys and each of them, acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney for the purpose herein set forth.

/s/ H K Lee		March 29, 2022
Hanben Kim Lee	Executive Vice President, Director